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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this current report on Form 8-K of Kinder Morgan, Inc. of our report dated March 10, 1999 and March 31, 1999 included in K N Energy, Inc.'s Registration Statement on Form S-4 (File No. 333-85747) dated August 23, 1999 relating to the financial statements of Kinder Morgan Energy Partners, L.P. and Kinder Morgan, Inc., respectively, as of December 31, 1998 and for the year then ended.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
August 23, 1999